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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 18, 2000


                             CNBT BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)



         TEXAS                          000-24553               76-0575815
(State or other jurisdiction of   (Commission File Number)   (I.R.S. employer
incorporation or organization)                              identification no.)


        5320 BELLAIRE BOULEVARD
            BELLAIRE, TEXAS                            77401
  (Address of principal executive offices)           (Zip code)

      Registrant's telephone number, including area code: (713) 661-4444
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ITEM 5. OTHER EVENTS.

     On August 18, 2000, CNBT Bancshares, Inc., a Texas corporation ("CNBT"), executed an Agreement and Plan of Merger (the "Merger Agreement") with BOK Financial Corporation, an Oklahoma corporation ("BOKF"), and BOKF Merger Corporation Number Ten, a Texas corporation ("Merger Sub"), providing for the merger of Merger Sub with and into CNBT (the "Merger"). As a result of the Merger, CNBT will become a wholly-owned subsidiary of BOKF and each share of common stock, $1.00 par value, of CNBT ("CNBT Common") outstanding immediately prior to the effective time of the Merger will be converted into the right to receive an amount equal to (i) $92,000,000 minus the amount of investment banking fees paid by CNBT in connection with the transaction, which are estimated to be approximately $600,000, divided by (ii) the number of shares of CNBT Common outstanding on the effective date of the Merger.

     As of the date of this Form 8-K, there were 4,941,361 shares of CNBT Common issued and outstanding. In addition, CNBT has outstanding options to purchase an additional 139,670 shares of CNBT Common. All outstanding options will be exercised prior to closing and will be treated on a net basis. The aggregate net profit in options is estimated to be approximately $1,371,600. Proceeds to CNBT Common (excluding options) are estimated to be approximately $90,028,400 or $18.22 per share.

     The Merger Agreement provides that $1 million of the merger consideration will be held back for one year to cover any claims that may be made for breach of any representations and warranties. Accordingly, proceeds to CNBT Common (excluding options) at the effective time of the Merger are estimated to be $89,043,400 or $18.02 per share. If no claims are made against the escrow account, holders of CNBT Common would receive an additional payment of approximately $0.20 per share one year following the effective time of the Merger.

     Consummation of the Merger is subject to the satisfaction of certain conditions, including approval of CNBT's stockholders and receipt of all necessary approvals by all government agencies of the transactions contemplated by the Merger Agreement. The Merger Agreement provides that the Merger cannot be effected prior to January 3, 2001. It is expected that consummation of the Merger will occur as soon as practicable after the satisfaction of all such conditions after January 3, 2001.

     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated by reference in its entirety. A copy of the joint press release issued by CNBT and BOKF on August 18, 2000, is attached as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

  Exhibit
  Number                            Description of Exhibit
 --------                           ----------------------

  2.1 Agreement and Plan of Merger dated August 18, 2000, among BOK Financial Corporation, BOKF Merger Corporation Number Ten, and CNBT Bancshares, Inc.
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 99.1                   Press Release dated August 18, 2000, announcing the
                        execution of the Merger Agreement between BOK Financial Corporation and CNBT Bancshares, Inc.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CNBT BANCSHARES, INC.


                                           By: /s/ B. Ralph Williams
                                              ----------------------------------
                                              B. Ralph Williams, President and
                                              Chief Executive Officer

Dated: August 18, 2000
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                                 EXHIBIT INDEX

Exhibit
 Number                     Description of Exhibit
-------                     ----------------------

  2.1 Agreement and Plan of Merger dated August 18, 2000, among BOK Financial Corporation, BOKF Merger Corporation Number Ten, and CNBT Bancshares, Inc.

 99.1 Press Release dated August 18, 2000, announcing the execution of the Merger Agreement between BOK Financial Corporation and CNBT Bancshares, Inc.